                                                                      EX-99.A4.2

                              SUBLICENSE AGREEMENT
                              --------------------
            (MidCap SPDRs to Trustee on behalf of MidCap SPDRs Trust)

     This Sublicense Agreement is entered into as of this 1st day of November,
2005 (this "Sublicense Agreement"), by and among BANK OF NEW YORK, in its capacity as trustee ("Sublicensee") of the Standard & Poor's MidCap 400
Depositary Receipts ("MidCap SPDR") Trust, Series 1, a unit investment trust registered under the Investment Company Act of 1940 and organized under the laws of the State of New York (the "MidCap SPDRs Trust"), STATE STREET GLOBAL
MARKETS, LLC, a Delaware limited liability company ("Licensee"), and STANDARD &
POOR'S, a division of The McGraw-Hill Companies, Inc., a New York corporation
("S&P").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to that certain License Agreement dated as of September
19, 1994, as amended (the "Original License Agreement"), and as further amended and restated by Licensee and S&P on the date hereof (the "Restated License
Agreement"), S&P has granted Licensee a license to (i) use the S&P MidCap 400
Index (as defined in the Restated License Agreement) as the basis of the Product and (ii) use and refer to the S&P Marks (as defined in the Restated License
Agreement) in connection with the issuance, exchange trading, marketing and/or promotion of the specific Product described in Appendix A attached hereto and incorporated herein;

     WHEREAS, in connection with the use of the S&P MidCap 400 Index as the basis of the Product and the issuance of the Product by the SPDRs Trust and for purposes ancillary thereto Sublicensee wishes to use and refer to the S&P MidCap
400 Index and the S&P Marks; and

     WHEREAS, all capitalized and undefined terms used herein have the meanings assigned to them in the Restated License Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 1(e) of the
Restated License Agreement, the parties hereto agree as follows:

     1. Subject to the terms and conditions of the Restated License Agreement,
Licensee hereby grants to Sublicensee for the benefit of the MidCap SPDRs Trust a non-exclusive and non-transferable sublicense (which shall not be further sublicensable by Sublicensee) to use the S&P MidCap 400 Index and S&P Marks for
the term of the Restated License Agreement solely in connection with the use of the S&P MidCap 400 Index as the basis for the Product and the issuance by the
MidCap SPDRs Trust of the Product described in Appendix A and for purposes ancillary thereto. Such sublicense shall be royalty-free with respect to the parties hereto.

     2. This Sublicense Agreement shall terminate upon (a) a material breach by
Sublicensee of this Sublicense Agreement which remains uncured after fifteen days from the date on which Sublicensee receives written notice of breach from
Licensee, (b) the expiration or termination of the MidCap SPDRs Trust or (c)
termination or expiration of the Restated License Agreement.

     3. Sublicensee acknowledges that it has received and read a copy of the
Restated License Agreement.

     4. This Sublicense Agreement shall be construed in accordance with the laws of New York State without giving effect to the principles of conflicts of laws.

                            [SIGNATURE PAGE FOLLOWS]

                                      -2-

     IN WITNESS WHEREOF, the parties hereto have executed this Sublicense
Agreement as of the date first set forth above.

                                          BANK OF NEW YORK, AS TRUSTEE OF
                                          THE STANDARD & POOR'S MIDCAP 400
                                          DEPOSITARY RECEIPTS ("MIDCAP
                                          SPDR") TRUST, SERIES 1

                                          By: /s/ Thomas Centrone
                                              ----------------------------------
                                          Name: Thomas Centrone
                                                --------------------------------
                                          Its: Vice President
                                               ---------------------------------

                                          STATE STREET GLOBAL MARKETS, LLC

                                          By: /s/ Vincent Manzi
                                              ----------------------------------
                                          Name: Vincent Manzi
                                                --------------------------------
                                          Its: Vice President
                                               ---------------------------------

                                          STANDARD & POOR'S, a division of
                                          The McGRAW-HILL COMPANIES, INC.

                                          By: /s/ Robert A. Shakotko
                                              ----------------------------------
                                          Name: Robert A. Shakotko
                                                --------------------------------
                                          Its: Managing Director, Index Services
                                               ---------------------------------

              [Signature page to MidCap SPDRs Sublicense Agreement]

                       APPENDIX A TO SUBLICENSE AGREEMENT
                       ----------------------------------

                               PRODUCT DESCRIPTION
                               -------------------

          Standard & Poor's MidCap Depositary Receipts ("MidCap SPDRs")
          -------------------------------------------------------------

1.   Description of a MidCap SPDR

     A MidCap SPDR is a security which gives the holder (buyer) an undivided interest in a portfolio of securities held by a Trustee Bank as an open-ended
Unit Investment Trust which is traded on a national securities market. MidCap
SPDRs are currently traded on the American Stock Exchange ("Exchange") in a manner similar to that of ordinary listed equity securities and may be purchased or sold at any time during the Exchange trading day. The trading symbol for
MidCap SPDRs is MDY. The sponsor of the MidCap SPDR Trust is PDR Services LLC, a wholly-owned subsidiary of the American Stock Exchange LLC. The Trustee Bank for
MidCap SPDRs is The Bank of New York. The distributor for MidCap SPDRs is ALPs
Distributors, Inc., a registered broker-dealer.

2.   Underlying Index

     The Standard and Poor's MidCap 400 Stock Price Index - the S&P MidCap 400 -
serves as the model for the underlying portfolio of stocks held by the Trustee
Bank. The S&P MidCap 400 is a broad-market index of 400 midcap stocks. The composition and weighting of securities held in the underlying stock portfolio closely mirror that of the S&P MidCap 400, following specific investment rules as set forth in the Prospectus.

     Accordingly, the price of a MidCap SPDR on the Exchange is expected to closely track the price levels of the S&P MidCap 400 over time.

3.   Dividends

     A MidCap SPDR holder receives a quarterly "Dividend Equivalent Amount" of cash corresponding to the cash dividends which accrue to the S&P MidCap 400 stocks in the underlying portfolio, less Trust expenses.

4.   MidCap SPDR Creation

     MidCap SPDRs are created on Exchange trading days in "Creation Unit" block sizes of 25,000 by the deposit of a portfolio of stocks together with a specified cash amount, as described below in the section entitled "Creation
Unit".

5.   MidCap SPDR Redemption

     MidCap SPDRs may be redeemed on Exchange trading days in "Creation Unit"
block sizes of 25,000 in exchange for the same portfolio of stocks and cash that correspond to MidCap SPDR creations.

6.   Creation Unit

     A "Creation Unit" is a block of 25,000 MidCap SPDRs which corresponds to a basket of securities designated by the Trustee to closely approximate the composition and weighting of the S&P MidCap 400 on the day of the request for creation, together with a specified Total Cash Amount Per Creation Unit. This specified Total Cash Amount Per Creation Unit includes:

     (1) the "Dividend Equivalent Amount" reflecting the accrued dividends of the stocks on deposit with the Trustee, ordinarily accrued for stocks with ex-dividend dates from the third Friday in March, June, September, and December through and including

the day of the request for creation or redemption, less accrued Trust expenses over the same period, plus (2) an adjusting dollar amount which assures that the total market value of the stock plus cash in the Creation Unit equals the Net
Asset Value of the Trust per Creation Unit outstanding at the market close on the day of the request for creation or redemption.

7.   Dividend Equivalent Amount

     The Dividend Equivalent Amount is the cash amount to be paid by the Trustee for each MidCap SPDR outstanding on MidCap SPDR record date. It includes a proportional amount of cash corresponding to the regular cash dividends (less accrued Trust expenses) for the stocks on deposit with the Trustee which have gone ex-dividend during each quarterly accrual period beginning on the third
Friday of March, June, September and December. A portion of the Dividend
Equivalent Amount may be characterized as a return of capital to reflect cash amounts deposited through creations.

8.   Trading Unit

     MidCap SPDRs trade on the American Stock Exchange in round lots of 100, with odd-lot trading permitted.

9.   Price Quotations

     MidCap SPDR prices are quoted in dollars in decimal format.

10.  Dividend Settlement

     The ex-dividend date for the quarterly dividend equivalent payment for
MidCap SPDRs is the third Friday of March, June, September, and December.
Dividend

Equivalent Amounts will ordinarily be paid quarterly on the last business day in
April, July, October, and January to all MidCap SPDR holders of record as of the fourth business day following the most recent ex-dividend date.

11.  Creation/Redemption Procedures with the Trustee

     The shares of component stocks in a Creation Unit will be determined by The
Bank of New York as Trustee on the evening preceding each trading day. Orders requesting the creation or redemption of 25,000 MidCap SPDRs or multiples thereof for the underlying basket of stock plus cash must be given before 4:00
p.m. NY time on any trading day following designated procedures which will be available from the Trust sponsor.

12.  Position Limits

     There are no position limits on MidCap SPDRs.

13.  Customer Margin

     It is anticipated that MidCap SPDRs will be treated as equity securities for margin purposes following the first 30 days in the customer's account.

14.  Trading Hours on the American Stock Exchange

     9:30 a.m. to 4:15 p.m. NY time, and available for the After-Hours Trading
Facility.

15.  Trading System

     Specialist/Registered Trader.

16.  Clearing

     MidCap SPDRs are Exchange-traded equity securities cleared through the
National Securities Clearing Corporation (NSCC).

17.  Settlement

     MidCap SPDR trades, as well as MidCap SPDR creation or redemption requests, settle in three business days. MidCap SPDRs are non-certificated (book entry only) equity securities held at The Depository Trust Company.

18.  Product Description

     Exchange Rule 1000, Commentary .01 requires delivery of a product description to each customer purchasing MidCap SPDRs not later than the time a confirmation of the first transaction is delivered to the purchaser.